Exhibit 99.1

October 4, 2022 Eastern Daylight Time

Air Industries Group Announces 1-for 10 Reverse Stock Split

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced a reverse stock split of its issued and outstanding common stock, par value $0.001 per share, at a ratio of one (1) share of common stock for every ten (10) shares of common stock, effective as of 12:01 a.m. (Eastern Time) on October 18, 2022 (the “Effective Date”).

While the Company noted that forward and reverse stock splits do not change the actual ownership percentages nor have a net effect on the usual valuation yardsticks used by investors, the Air Industries Board of Directors hopes the resulting nominal increase in the price of the shares may have the effect of broadening the base of potential investors. The Company noted that it has not received any notice or indication from the NYSE American, the exchange on which its common stock is currently listed, which would necessitate a reverse stock split.

The Company’s common stock will begin trading on a split-adjusted basis when the market opens on October 18, 2022. The reverse stock split was authorized by the Company’s Board of Directors on September 8, 2022. Pursuant to the laws of the State of Nevada, the Company’s state of incorporation, the Company’s Board of Directors has the authority to effect a reverse stock split without shareholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced. The Company will file a certificate of change to its articles of incorporation, as amended, with the Secretary of State of Nevada to effect the reverse stock split.

As a result of the reverse split, each ten (10) pre-split shares of common stock outstanding will automatically combine into one (1) new share of common stock without any action on the part of the holders, and the number of outstanding common shares will be reduced from 32,324,670 shares to 3,232,467 shares.

No fractional shares will be issued as a result of the reverse stock split. Shareholders who otherwise would be entitled to a fractional share because they hold a number of shares not evenly divisible by the 1 (one) for ten (10) reverse split ratio, will automatically be entitled to receive an additional fractional share of the Company’s common stock to round up to the next whole share.

The Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., which is also acting as the exchange agent for the reverse split, will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take action to effect the exchange of their shares.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (NYSE American: AIRI) is an integrated manufacturer of precision assemblies and components for leading aerospace and defense prime contractors and original equipment manufacturers. The Company is a Tier 1 supplier to aircraft Original Equipment Manufacturers, a Tier 2 subcontractor to major Tier 1 manufacturers, and a Prime Contractor to the U.S. Department of Defense, highly regarded for its expertise in designing and manufacturing parts and assemblies that are vital for flight safety and performance.

Additional information about the Company can be found in its filings with the SEC.

Forward Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

Michael Recca - CFO

631.328.7079

ir@airindustriesgroup.com